UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 6, 2010
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

13760 Noel Road, Suite 830		75240
Dallas, Texas		(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement.
     On December 6, 2010 (the “Effective Date”), our wholly-owned Swedish subsidiary Mobitec AB entered into an amendment (the “Amendment”) to its existing Supplementary Overdraft Facility (the “Overdraft Facility”) with Svenka Handelsbanken AB, a Swedish bank (“Handelsbanken”). The Amendment increased the supplementary amount available under the Overdraft Facility by 3.5 million Swedish Krona (“Krona”) (approximately $507,000 based on currency exchange rates on or about the Effective Date), from 8.5 million Krona (approximately $1.23 million based on currency exchange rates on or about the Effective Date) to 12 million Krona (approximately $1.74 million based on currency exchange rates on or about the Effective Date). As a result of the Amendment, the total borrowing capacity available to Mobitec AB under the Overdraft Facility was increased from 15.5 million Krona (approximately $2.24 million based on currency exchange rates on or about the Effective Date) to 19 million Krona (approximately $2.75 million based on currency exchange rates on or about the Effective Date).
     At this time, we do not expect the Amendment to cause there to be a material change in our cost of capital or to have a material effect on earnings guidance previously issued.
     The material terms of the Amendment are described in Item 2.03— Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant, below.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     On the Effective Date, Mobitec AB and Handelsbanken entered into the Amendment to increase the supplementary amount available under the Overdraft Facility by 3.5 million Krona (approximately $507,000 based on currency exchange rates on or about the Effective Date), from 8.5 million Krona (approximately $1.23 million based on currency exchange rates on or about the Effective Date) to 12 million Krona (approximately $1.74 million based on currency exchange rates on or about the Effective Date). The Amendment also increased the total borrowing capacity available to Mobitec AB under the Overdraft Facility, from 15.5 million Krona (approximately $2.24 million based on currency exchange rates on or about the Effective Date) to 19 million Krona (approximately $2.75 million based on currency exchange rates on or about the Effective Date).
     The description of the material terms and conditions of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the English translation of the Amendment (the original of which is written in a foreign language), which is filed as Exhibit 10.1 to this Form 8-K.
ITEM 9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	Contract A Supplementary Overdraft Facility, dated as of December 6, 2010, by and between Mobitec AB and Svenska Handelsbanken AB (English translation).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 10, 2010

DRI CORPORATION
By:	/s/ KATHLEEN B. OHER
Kathleen B. Oher
Vice President, Chief Financial Officer, Treasurer, and Secretary